UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At a special meeting of our stockholders held on December 20, 2012 (the “Special Meeting”), our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized shares of our common stock from 350,000,000 shares to 550,000,000 shares. The tabulation of votes on this matter is as follows: shares voted for: 187,875,575; shares voted against: 16,959,132; shares abstaining: 808,557; and broker non-votes: 0. The Certificate of Amendment to Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On December 21, 2012, following the approval by our stockholders of the amendment to our Amended and Restated Certificate of Incorporation and the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, we completed the closing (the “Closing”) of our previously announced issuance and sale of 40,000,000 unregistered shares of our common stock and unregistered warrants to purchase an aggregate of 30,000,000 shares of our common stock to The Mann Group LLC (“The Mann Group”), an entity controlled by our chief executive officer and principal stockholder, Alfred E. Mann, pursuant to the Common Stock and Warrant Purchase Agreement that we entered into with The Mann Group on October 18, 2012. The aggregate purchase price for the shares and warrants that we issued to The Mann Group was approximately $107.4 million and was paid for by cancelling principal indebtedness (the “Cancelled Principal Amount”) owed to The Mann Group under the Amended and Restated Promissory Note issued by us to The Mann Group on October 18, 2012 (the “Note”). The Cancelled Principal Amount became available for reborrowing under the Note upon the Closing. In accordance with the terms of the Note, we elected to capitalize the accrued and unpaid interest on the Cancelled Principal Amount that became due at the Closing.

Following the cancellation of the Cancelled Principal Amount and the capitalization of the accrued and unpaid interest thereon, the total principal amount outstanding under the Note was approximately $121.7 million, and we had approximately $123.4 million available for borrowing under the Note.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

By:	/s/ David Thomson, Ph.D., J.D.
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: December 21, 2012